As filed with the Securities and Exchange Commission on August 16, 1999
                                            Registration No. 333-
--------------------------------------------------------------------------------
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                            ---------------------------
                                      Form S-8
                               REGISTRATION STATEMENT
                                       Under
                             THE SECURITIES ACT OF 1933
                            ---------------------------
                            BORG-WARNER AUTOMOTIVE, INC.
               (Exact name of registrant as specified in the charter)
     Delaware                                     13-3404508
(State of Incorporation)                     (IRS Employer Identification No.)
                             200 South Michigan Avenue
                              Chicago, Illinois 60604
                      (Address of principal executive offices)
                         ----------------------------------

                         BORG-WARNER AUTOMOTIVE MEDALLION
                              RETIREMENT SAVINGS PLAN

                              (Full title of the plan)

                             LAURENE H. HORISZNY, ESQ.
                            Borg-Warner Automotive, Inc.
                             200 South Michigan Avenue
                              Chicago, Illinois 60604
                                   (312) 322-8500
             (Name, address and telephone number of agent for service)

              Approximate date of commencement of sale under the Plan;
     From time to time after the effective date of this Registration Statement.

                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
Titles of          Amount       Proposed maximum    Proposed maxi-
securities       to be        offering price      mum aggregate  Amount of
to be registered registered   per share (1)       offering price registration
                                                                  fee
--------------------------------------------------------------------------------
Common Stock     30,000 shares $47.53             $1,425,900     $396.40
($.01 par value) (2)
--------------------------------------------------------------------------------
(1) Computed pursuant to Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. This amount is based on the average of the high and low prices of such Common Stock on August 10, 1999 on the consolidated reporting system.

(2) Pursuant to Rule 416 (c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.   EXHIBITS.

     (5) Opinion of Laurene H. Horiszny, Vice President, General Counsel and Secretary of the Company.

     (23.1)Consent of Deloitte & Touche LLP.

     (23.2)Consent of Laurene H. Horiszny (included as part of exhibit (5)).

     (24) Power of Attorney.

SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on August 10, 1999.

                                   BORG-WARNER AUTOMOTIVE, INC.


                                   By: /s/JOHN F. FIEDLER
                                   -------------------------------------------
                                   JOHN F. FIEDLER
                                   Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registr-ation Statement has been signed below by the following persons in their capac-ities on August 11, 1999.

SIGNATURE                TITLE

/s/JOHN F. FIEDLER       Chairman of the Board and Chief Executive Officer
-----------------------
JOHN F. FIEDLER

/s/JEFFREY OBERMAYER     Acting Treasurer
-----------------------  (Principal Financial Officer)
JEFFREY OBERMAYER

/s/WILLIAM C. CLINE      Vice President and Controller
------------------------(Principal Accounting Officer)
WILLIAM C. CLINE

*                        Director
------------------------
JOHN RAU

*                        Director
-------------------------
ALEXIS P. MICHAS


*                        Director
-------------------------
PAUL E. GLASKE

*                        Director
-------------------------
JAMES J. KERLEY

*                        Director
-------------------------
WILLIAM E. BUTLER

*                        Director
------------------------
IVAN W. GORR

*                        Director
------------------------
ANDREW F. BRIMMER

*                        Director
-------------------------
JERE A. DRUMMOND

*                        Director
-------------------------
PHYLLIS O. BONANNO


/s/ JOHN F. FIEDLER      As attorney-in-fact for the directors marked by an
--------------------     asterisk.
JOHN F. FIEDLER


     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Retirement Savings Plan Committee as Administrator of the Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on August 11, 1999.

By:

     /s/WILLIAM C. CLINE
     --------------------------
     WILLIAM C. CLINE
     Member of the Retirement Savings Plan Committee As Administrator

     /s/GERALDINE KINSELLA
     -------------------------------
     GERALDINE KINSELLA
     Member of the Retirement Savings Plan Committee As Administrator

     /s/REGIS J. TRENDA
     ------------------------------
     REGIS J. TRENDA
     Member of the Retirement Savings Plan Committee As Administrator

                                   EXHIBIT INDEX

(5.1)Opinion of Laurene H. Horiszny, Vice President, General Counsel and
     Secretary of the Company

(23.1)Consent of Deloitte & Touche LLP.

(23.2)Consent of Laurene H. Horiszny (included as part of exhibit (5)).

(24.1)Power of Attorney